Exhibit 10.5

                    CARNIVAL CORPORATION AMENDED AND RESTATED
                        2001 OUTSIDE DIRECTOR STOCK PLAN

                                  NONQUALIFIED
                             STOCK OPTION AGREEMENT

      THIS AGREEMENT (the "Agreement") made between Carnival Corporation, a corporation organized under the laws of the Republic of Panama (the "Company") and _____________ (the "Director"). The Company hereby irrevocably grants to Director, on _____________ (the "Grant Date"), the right and option (this "Option") to purchase _____________ (______) shares of Common Stock, pursuant to the Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan (the "Plan"), on the following terms and conditions:

      1. Each defined term used in this Option and not otherwise defined herein shall have the meaning assigned to it in the Plan.

      2. This Option shall vest and become exercisable in five equal annual installments beginning one year from the Grant Date.

      3. Upon the Director's termination of service as a member of the Board due to death or Disability, all unvested portions of this Option shall vest and become exercisable immediately. In the event of the Director's termination of service as a Director for any reason other than death or Disability, all unvested portions of this Option shall continue to vest and become exercisable in accordance with the provisions of Section 2 hereof. Once vested, all portions continue to be exercisable in accordance with Section 4 hereof.

      4. The unexercised portion of this Option shall automatically and without notice terminate and become null and void at the time of the earliest of the following to occur:

            (a)   The expiration of ten years from the Grant Date;

            (b) The expiration of one year from the date the Director's service as a Director shall terminate by reason of Disability; provided, however, that if the Director shall die during such one year period, the provisions of subparagraph (c) below shall apply;

            (c) The expiration of one year from the date of the Director's death, if such death occurs either during his or her service as a Director or during the one year period described in subparagraph (b) above;

            (d) The date of an Director's termination of service as a Director for any reason other than death or Disability if such termination occurs prior to such Director serving as a Director for at least one (1) year.

      5. The purchase price for each of the Shares purchased pursuant to this Option shall be ________________ Dollars ($_______). This Option is not intended to be an "incentive stock

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option"  within the meaning of Section  422(b) of the  Internal  Revenue Code of
1986, as amended.

      6. This Option shall be deemed exercised when the Director (a) delivers written notice to the Company at its principal business office, directed to the attention of its Secretary, of the decision to exercise, specifying the number of Shares with respect to which this Option is exercised and the price per Share designated in this Option and (b) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to such exercise. Full payment for Shares purchased by the Director shall be made at the time of any exercise, in whole or in part, of this Option, and certificates for such Shares shall be delivered to the Director as soon thereafter as is reasonably possible. No Shares shall be transferred to the Director until full payment therefor has been made and the Director shall have none of the rights of a shareholder with respect to any Shares subject to this Option until a certificate for such shares shall have been issued and delivered to the Director. Such payment shall be made in cash or by check or money order payable to the Company, in each case payable in U.S. currency. In the Committee's discretion, such payment may be made by delivery of shares of Common Stock that have been held for at least six (6) months or were purchased on the open market, having a fair market value (determined as of the date this Option is so exercised in whole or in part), that, when added to the value of any cash, check, promissory note or money order satisfying the foregoing requirements, will equal the aggregate purchase price.

      7. This Option and the rights evidenced hereby are not transferable in any manner other than by will or by the laws of descent and distribution, and during the Director's lifetime, shall be exercisable only by the Director (or the Director's court appointed legal representative). In the Committee's discretion, an Option may be transferred pursuant to a "qualified domestic relations order" as defined in Section 414(p) of the Code.

      8. The Company's obligation to deliver Shares upon the exercise of this Option shall be subject to all applicable federal, state and local withholding requirements, including the payment by the Director of any applicable federal, state and local withholding tax.

      9. The Company's obligation to deliver Shares in respect of this Option shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agency as may be required.

      10. The Director by his or her acceptance hereof represents and warrants to the Company that his or her purchase of Shares upon the exercise of this Option shall be for investment and not with a view to, or for sale on connection with, the distribution of any part thereof; provided, however, that this representation and warranty shall be inoperative if, in the opinion of counsel to the Company, a proposed sale or distribution of such Shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended, and any applicable state "blue sky" or other securities laws or is exempt from registration thereunder. The Company will endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any Shares issued or transferred to the Director upon the exercise of this Option.

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      11. This Agreement shall be subject to all the terms and provisions of the
Plan, which are incorporated by reference herein and are made a part hereof, including, without limitation, the provisions of Paragraph 15 of the Plan generally relating to adjustments to the number of Shares subject to this Option and to the Option purchase price on certain changes in capitalization and the effects of certain reorganizations and other transactions. In the event there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

      12. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to the principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Florida.

      IN WITNESS THEREOF, the Company has caused these presents to be signed by its duly authorized officer as of the ___ day of _____, 20__.

                                      CARNIVAL CORPORATION


                                      By:_________________________

                                             _____________________

                                      Title: _____________________

ACCEPTED AND AGREED TO THIS

__________ DAY OF __________, 20__.


___________________________________

____________, Director